UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2016

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue Suite 100 Oklahoma City, OK	73134
(Address of principal executive offices)	(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On December 15, 2016, Gulfport Energy Corporation (“Gulfport”) and certain subsidiary guarantors entered into a purchase agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers named in the Purchase Agreement, in connection with Gulfport’s private placement of senior notes. The Purchase Agreement provides for, among other things, the issuance and sale by Gulfport of $600.0 million in aggregate principal amount of 6.375% Senior Notes due 2025 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act (the “Notes Offering”). Gulfport and the subsidiary guarantors of the Notes have agreed to indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the initial purchasers may be required to make because of any of such liabilities. Under the Purchase Agreement, Gulfport also agreed to a 90-day lock-up with respect to, among other things, an offer, sale or other disposition of its U.S. dollar-denominated debt securities, subject to certain exceptions. In addition, Gulfport and the subsidiary guarantors have entered into an indenture and a registration rights agreement relating to the Notes, which are discussed further below under the headings “Indenture” and “Registration Rights Agreement,” respectively.

Gulfport estimates that its net proceeds from the Notes Offering will be approximately $590.8 million, after deducting the initial purchasers’ discounts and estimated offering expenses. Gulfport intends to use the net proceeds from the Notes Offering, together with the net proceeds from the Equity Offering (as defined below under the heading “Underwriting Agreement”), (i) primarily to fund the cash portion of the purchase price for Gulfport’s previously announced pending acquisition of certain assets of Vitruvian II Woodford, LLC (the “Pending Acquisition”) and (ii) for general corporate purposes, which may include the funding of a portion of Gulfport’s capital development plans. The Notes Offering closed on December 21, 2016.

The initial purchasers under the Purchase Agreement and their respective affiliates have provided, and may provide in the future, investment banking, commercial banking and other financial services for Gulfport or its affiliates, and have entered, and may in the future enter, into hedging transactions with Gulfport or its affiliates, in the ordinary course of business, for which they have received and will receive customary compensation. In particular, an affiliate of Scotia Capital (USA) Inc. acts as administrative agent, letter of credit issuer and sole lead manager and affiliates of each of Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Wells Fargo Securities, LLC, PNC Capital Markets LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, BBVA Securities Inc., U.S. Bancorp Investments, Inc., IBERIA Capital Partners L.L.C. and BOK Financial Securities, Inc. act as a lender under Gulfport’s secured revolving credit facility. Affiliates of KeyBanc Capital Markets Inc. and PNC Capital Markets LLC also act as joint lead arrangers and co-syndication agents under Gulfport’s secured revolving credit facility. Certain of the initial purchasers or their respective affiliates may hold positions in Gulfport’s outstanding 6.625% Senior Notes due 2023 and 6.000% Senior Notes due 2024. Certain of the initial purchasers or their affiliates may also be underwriters in the Equity Offering. Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliate is acting as Gulfport’s financial advisor in connection with the Pending Acquisition.

The preceding summary of the Purchase Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.

Indenture

The Notes were issued under an indenture, dated as of December 21, 2016, among Gulfport, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as trustee (the “Indenture”). Pursuant to the Indenture, interest on the Notes will accrue at a rate of 6.375% per annum on the outstanding principal amount thereof from December 21, 2016, payable semi-annually on May 15 and November 15 of each year, commencing on May 15, 2017. The Notes will mature on May 15, 2025.

The Notes are Gulfport’s senior unsecured obligations and rank equally in right of payment with all of Gulfport’s other senior indebtedness, including Gulfport’s existing senior notes, and senior in right of payment to any of Gulfport’s future subordinated indebtedness. All of Gulfport’s existing and future restricted subsidiaries that guarantee its secured revolving credit facility or certain other debt guarantee the Notes, provided, however, that the Notes are not guaranteed by Grizzly Holdings, Inc. and will not be guaranteed by any of Gulfport’s future unrestricted subsidiaries. The guarantees rank equally in right of payment with all of the senior indebtedness of the subsidiary guarantors and senior in right of payment to any future subordinated indebtedness of the subsidiary guarantors. The Notes and the guarantees are effectively subordinated to all of Gulfport’s and the subsidiary guarantors’ secured indebtedness (including all borrowings and other obligations under Gulfport’s secured revolving credit facility) to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to all obligations, including trade payables, of any of Gulfport’s subsidiaries that do not guarantee the Notes.

Gulfport may redeem some or all of the Notes at any time on or after May 15, 2020, at the redemption prices listed in the Indenture. Prior to May 15, 2020, Gulfport may redeem all or a portion of the Notes at a price equal to 100% of the principal amount of the Notes plus a “make-whole” premium and accrued and unpaid interest to the redemption date. In addition, any time prior to May 15, 2020, Gulfport may redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes issued prior to such date at a redemption price of 106.375%, plus accrued and unpaid interest to the redemption date, with an amount equal to the net cash proceeds from certain equity offerings.

If Gulfport experiences a change of control (as defined in the Indenture), it will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. If Gulfport sells certain assets and fails to use the proceeds in a manner specified in the Indenture, it will be required to use the remaining proceeds to make an offer to repurchase the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture contains certain covenants that, subject to certain exceptions and qualifications, among other things, limit Gulfport’s ability and the ability of its restricted subsidiaries to incur or guarantee additional indebtedness, make certain investments, declare or pay dividends or make distributions on capital stock, prepay subordinated indebtedness, sell assets including capital stock of restricted subsidiaries, agree to payment restrictions affecting Gulfport’s restricted subsidiaries, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets, enter into transactions with affiliates, incur liens, engage in business other than the oil and gas business and designate certain of Gulfport’s subsidiaries as unrestricted subsidiaries. Certain of these covenants are subject to termination upon the occurrence of certain events.

The preceding summary of the Indenture is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Registration Rights Agreement

In connection with the Notes Offering, Gulfport and its subsidiary guarantors entered into a Registration Rights Agreement with the representatives of the initial purchasers, dated as of December 21, 2016 (the “Registration Rights Agreement”), pursuant to which Gulfport agreed to file a registration statement with respect to an offer to exchange the Notes for a new issue of substantially identical debt securities registered under the Securities Act. Under the Registration Rights Agreement, Gulfport also agreed to use its commercially reasonable efforts to have the registration statement declared effective by the Securities and Exchange Commission (the “SEC”) on or prior to the 330th day after the issue date of the Notes and to keep the exchange offer open for not less than 30 days (or longer if required by applicable law). Gulfport may be required to file a shelf registration statement to cover resales of the Notes under certain circumstances. If Gulfport fails to satisfy these obligations under the Registration Rights Agreement, it agreed to pay additional interest to the holders of the Notes as specified in the Registration Rights Agreement.

The preceding summary of the Registration Rights Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 4.2 hereto and incorporated herein by reference.

Underwriting Agreement

On December 15, 2016, Gulfport entered into an underwriting agreement with Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters (the “Underwriters”) named therein (the “Underwriting Agreement”). The Underwriting Agreement relates to the public offering of 29,000,000 shares of Gulfport’s common stock (the “Firm Share Offering”) at a public offering price of $21.50 per share. Pursuant to the Underwriting Agreement, the Underwriters were granted a 30-day option to purchase a maximum of 4,350,000 additional shares of common stock (the “Option”) from Gulfport at the public offering price (less the underwriting discount), which Option was exercised in full by the Underwriters on December 20, 2016 (the “Optional Share Offering” and, together with the Firm Share Offering, the “Offering”). Gulfport has agreed to indemnify the Underwriters against certain liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any such liabilities. Under the Underwriting Agreement, Gulfport also agreed, subject to certain exceptions, that it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of Gulfport’s common stock or securities convertible into or exchangeable or exercisable for any shares of its common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse Securities (USA) LLC for a period of 60 days from the date of the Underwriting Agreement.

Gulfport estimates that its net proceeds from the sale of an aggregate of 33,350,000 shares of common stock in this equity offering (the “Equity Offering”), will be approximately $698.8 million, after deducting underwriting discounts and commissions and estimated offering expenses. Gulfport intends to use the net proceeds from the Equity Offering, together with the net proceeds from the Notes Offering, (i) primarily to fund the cash portion of the purchase price for the Pending Acquisition and (ii) for general corporate purposes, which may include the funding of a portion of Gulfport’s capital development plans. In connection with the Offering, the Underwriters have agreed to reimburse Gulfport for an aggregate of approximately $50,000 of Gulfport’s transactional expenses. The Equity Offering closed on December 21, 2016.

The Equity Offering was made pursuant to Gulfport’s effective automatic shelf registration statement on Form S-3 (File No. 333-215078), filed with the SEC on December 14, 2016 (the “Shelf Registration Statement”), and a prospectus, which consists of a base prospectus, filed with the SEC on December 14, 2016, a preliminary prospectus supplement, filed with the SEC on December 15, 2016, and a prospectus supplement, filed with the SEC on December 19, 2016 (collectively, the “Prospectus”).

Certain of the Underwriters and their affiliates have performed investment and commercial banking and advisory services for Gulfport and its affiliates from time to time for which they have received customary fees and expenses. In particular, an affiliate of Scotia Capital (USA) Inc. acts as administrative agent, letter of credit issuer and sole lead manager and affiliates of each of Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Wells Fargo Securities, LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC and IBERIA Capital Partners L.L.C. act as a lender under Gulfport’s secured revolving credit facility. An affiliate of KeyBanc Capital Markets Inc. also acts as joint lead arranger and co-syndication agent under Gulfport’s secured revolving credit facility. Certain of the Underwriters or their affiliates may also be initial purchasers under the Notes Offering. Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliate is acting as Gulfport’s financial advisor in connection with the Pending Acquisition.

The preceding summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 1.2 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes Offering is incorporated herein by reference, as applicable.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above with respect to the Indenture’s limitations on the payment of dividends, redemption of stock or other distributions to Gulfport’s stockholders is incorporated herein by reference.

Item 8.01.	Other Events.

Borrowing Base Confirmation under Revolving Credit Facility

As previously disclosed, on December 13, 2016, Gulfport entered into a seventh amendment to its senior secured revolving credit facility, which provided that any future senior notes issuances will reduce the facility’s borrowing base by 25% of the amount of such issuance (net of any proceeds used to repurchase or redeem senior notes). On December 16, 2016, the lenders under Gulfport’s senior secured revolving credit facility waived the automatic reduction in the borrowing base of $150.0 million that would have otherwise been triggered by the Notes Offering and confirmed that, after giving effect to the closing of the Notes Offering, Gulfport’s borrowing base will remain at $700.0 million.

Exhibit 5.1 Legal Opinion

Gulfport is filing a legal opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., attached as Exhibit 5.1 to this Current Report on Form 8-K, to incorporate such opinion by reference into the Shelf Registration Statement and into the Prospectus.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Number	Exhibit

1.1	Purchase Agreement, dated as of December 15, 2016, by and among Gulfport Energy Corporation, the subsidiary guarantors party thereto and Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers.

1.2	Underwriting Agreement, dated December 15, 2016, by and among Gulfport Energy Corporation and Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of December 21, 2016, among Gulfport Energy Corporation, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as trustee (including the form of Gulfport Energy Corporation’s 6.375% Senior Notes due 2025).

4.2	Registration Rights Agreement, dated as of December 21, 2016, among Gulfport Energy Corporation, the subsidiary guarantors party thereto and Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers.

5.1	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: December 21, 2016	By:	/s/ Aaron Gaydosik
Aaron Gaydosik
Chief Financial Officer

Exhibit Index

Number	Exhibit

1.1	Purchase Agreement, dated as of December 15, 2016, by and among Gulfport Energy Corporation, the subsidiary guarantors party thereto and Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers.

1.2	Underwriting Agreement, dated December 15, 2016, by and among Gulfport Energy Corporation and Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of December 21, 2016, among Gulfport Energy Corporation, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as trustee (including the form of Gulfport Energy Corporation’s 6.375% Senior Notes due 2025).

4.2	Registration Rights Agreement, dated as of December 21, 2016, among Gulfport Energy Corporation, the subsidiary guarantors party thereto and Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers.

5.1	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).